 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MOBILE GAMING INTERNATIONAL CORP.

(Exact name of registrant as specified in its charter)

Nevada	7372	27-1679428
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Casa James, 29680 Callevenus, Playa Del Sol

Estepona, Marbella, Spain 29680

Phone:  00353-894624880

(Address, including zip code, and telephone number,

Including area code, of registrant’s principal executive offices)

Michael J. Morrison, Chtd.

1495 Ridgeview Dr., Suite 220, Reno, NV 89509

Phone: (775) 827-6300  Fax: (775) 827-6311

(Name, address, including zip code, and telephone number,

Including area code, of agent for service)

As soon as practicable after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:                           [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.                                 [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering.                      [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.                        [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [   ]                                                                                                       Accelerated filer [  ]

Non-accelerated filer   [   ] (Do not check if a smaller reporting company)                             Smaller Reporting Company [x]

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
		(2)	(3)	(1)
Common Stock $0.001 par value to be sold by the Company	6,000,000	$0.01	$60,000	$6.88

(1) Registration Fee has been paid via Fedwire.

(2) This is the initial offering and no current trading market exists for our common stock. The price paid for the currently issued and outstanding common      stock was $0.01 per share for 2,002,000 shares to officers and directors.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed.  We will not sell these securities until the registration statement filed with the SEC is effective.  This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

PROSPECTUS

MOBILE GAMING INTERNATIONAL CORP.

6,000,000 Shares of Common Stock

$0.01 per share

Date of Prospectus: Subject to Completion

Prior to this Offering, no public market has existed for the common stock of Mobile Gaming International Corp.  Upon completion of this Offering, we will attempt to have the shares quoted on the Over the Counter-Bulletin Board (“OTCBB”), operated by FINRA (Financial Industry Regulatory Authority).  There is no assurance that the Shares will ever be quoted on the Bulletin Board.  To be quoted on the Bulletin Board, a market maker must apply to make a market in our common stock.  As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares.

This is our initial public offering.  We are registering for sale a total of 6,000,000 shares of our common stock on a self-underwritten, “best efforts” basis.  There is no minimum number of shares required to be purchased by each investor.  The shares will be sold on our behalf by our officers, Iris Hill and Francis Ciganek.  They will not receive any commissions or proceeds for selling the shares on our behalf.  All of the shares being registered for sale by the Company will be sold at a price per share of $0.01 for the duration of the Offering.  There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us.  There is no guarantee that this Offering will successfully raise enough funds to institute its business plan.  Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares.

The shares being offered by the Company will be offered for a period of two hundred and seventy (270) days from the original effective date of this Prospectus, unless extended by our director for an additional 90 days.

Mobile Gaming International Corp. is a development stage company and currently has no active business operations.  Any investment in the Shares offered herein involves a high degree of risk.  You should only purchase Shares if you can afford a complete loss of your investment.  Our independent auditors have issued an audit opinion for Mobile Gaming International Corp., which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.  BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 5.

Neither the U.S. Securities and Exchange Commission (“SEC”) nor any state securities division has approved or disapproved these securities, or determined if this Prospectus is current, complete, truthful or accurate.  Any representation to the contrary is a criminal offense.

2

SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this Prospectus.  In this Prospectus, unless the context otherwise denotes, references to "we," "us," "our", “Mobile Gaming”, ‘Mobile Gaming International” and “Company” are to Mobile Gaming International Corp.

A Cautionary Note on Forward-Looking Statements

This Prospectus contains forward-looking statements, which relate to future events or our future financial performance.  In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

General Information about Our Company

Mobile Gaming International Corp. was incorporated in the State of Nevada on April 22, 2008.  Mobile Gaming International intends to develop and market mobile smartphone and tablet applications. Our website, www.mobilegaming.com, is currently under development. We are a development stage company and have not yet commenced business operations or generated any revenues.  We have been issued a "substantial doubt" going concern opinion from our auditors and our only assets are our cash and cash equivalents, at July 31, 2012, consisting of approximately $19,307, in cash generated from the issuance of shares of Company common stock to our founders.

Mobile Gaming International’s business and corporate address is Casa James, 29680 Callenvenus, Playa Del Sol, Estepona, Marbella, Spain 29680.  Our telephone number is 00353-894624880 and our registered agent for service of process is Business Filings Incorporated, 311 S. Division St., Carson City, Nevada, 89703.  Our fiscal year end is July 31.

We received our initial funding of $20,020 through the sale of common stock to our officers and directors.  Francis Ciganek purchased 2,000 shares of our common stock at $0.01 on April 25, 2008 for $20 and 1,000,000 shares of our common stock at $0.01 per share on May 15, 2012 for $10,000.  Iris Hill purchased 1,000,000 shares of common stock at $0.01 on June 22, 2012 for $10,000.  Our financial statements from inception (April 22, 2008) through the period ended July 31, 2012, report no revenues and a net loss of $3,239.  Our independent auditors have issued an audit opinion for Mobile Gaming International, which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

This is our initial public offering.  We are registering a total of 6,000,000 shares of our common stock.  All of the shares being registered for sale by the Company will be sold at a price per share of $0.01 for the duration of the Offering.

We will be selling the 6,000,000 shares of common stock we are offering as a self-underwritten offering.  There is no minimum amount we are required to raise in this Offering, and any funds received will be immediately available to us.  This Offering will terminate on the earlier of the sale of all of the shares offered or 270 days after the date of the Prospectus, unless extended an additional 90 days by our board of directors.

There is no current public market for our securities.  As our stock is not publicly traded, investors should be aware they probably will be unable to sell their shares and their investment in our securities is not liquid.

The Offering

Following is a brief summary of this Offering.  Please see the Plan of Distribution and Terms of the Offering sections for a more detailed description of the terms of the Offering.

Offering

Securities being Offered             6,000,000 shares of common stock    This Offering will terminate on the earlier of the sale of all of the shares offered by the Company or 270 days after the date of the Prospectus, unless extended by our Board of Directors for an additional 90 days

Price per share                            All of the shares being registered for sale by the Company will be sold at a fixed price per share of $0.01 for the duration of the Offering.

Securities Issued and                  2,002,000 shares of common stock are issued and outstanding

Outstanding                                before the offering and 8,002,000 shares will be outstanding after the Offering, assuming all shares are sold.  However, if only 50% or 25% of the shares being offered are sold, there will be 5,002,000 or 3,502,000 shares outstanding, respectively.

Registration costs                        We estimate our total offering registration costs to be $13,000.  If we experience a shortage of funds prior to funding, our directors have informally agreed to advance funds to allow us to pay for offering costs, filing fees, and correspondence with our shareholders; however, our directors have no formal commitment or legal obligation to advance or loan funds to the Company.

Our officers, directors, control persons and/or affiliates do not intend to purchase any Shares in this Offering.  If all the Shares in this Offering are sold, our executive officers and sole director will own 25.0% of our common stock.  However, if only 50% or 25% of the Shares in this Offering are sold, our executive officers and directors will own 40.0% or 57.2%, respectively.

RISK FACTORS

An investment in these securities involves a high degree of risk and is speculative in nature.  In addition to the other information regarding the Company contained in this Prospectus, you should consider many important factors in determining whether to purchase Shares.  Following are what we believe are material risks related to the Company and an investment in the Company.  The list of Risk Factors below does not portend to be all-inclusive.  There may be additional risks associated with our Company, our business, our industry, an investment in the Shares and/or other factors related to the Company and/or the Offering.  Investors are urged to perform their own due diligence, with the help of their investment, accounting, legal and/or other professionals and to make an independent decision regarding an investment in the Shares.

Risks Associated With Mobile Gaming International Corp.:

Our independent auditors have issued an audit opinion for Mobile Gaming International which includes a statement describing our going concern status.  Our financial status creates a doubt whether we will continue as a going concern.

As described in Note 6 of our accompanying financial statements, our auditors have issued a going concern opinion regarding the Company.  This means there is substantial doubt we can continue as an ongoing business for the next twelve months.  The financial statements do not include any adjustments that might result from the uncertainty regarding our ability to continue in business.  As such, we may have to cease operations and investors could lose part or all of their investment in the Company.

We lack an operating history and have losses which we expect to continue into the future.  There is no assurance our future operations will result in profitable revenues.  If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

We were incorporated on April 22, 2008, and we have not fully developed our proposed business operations or realized any revenues.  We have no operating history upon which an evaluation of our future success or failure can be made.  Our net loss since inception to July 31, 2012, was $3,239 of which approximately $3,155 is for professional fees in connection with this Offering.  Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

•         Completion of this Offering,

•         Our ability to attract customers who will buy our services,

•         Our ability to generate revenue through the sale of our services.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues.  We cannot guarantee that we will be successful in generating revenues in the future.  In the event the Company is unable to generate revenues, it may be required to seek additional funding.  Such funding may not be available, or may not be available on terms which are beneficial and/or acceptable to the Company.  In the event the Company cannot generate revenues and/or secure additional financing, the Company may be forced to cease operations and investors will likely lose some or all of their investment in the Company.

We have no clients or customers and we cannot guarantee we will ever have any.  Even if we obtain clients or customers, there is no assurance that we will make a profit.

We have no clients or customers.  We have not identified any clients or customers and we cannot guarantee we ever will have any.  Even if we obtain clients or customers for our services, there is no guarantee that we will develop products and/or services that our clients/customers will want to purchase.  If we are unable to attract enough customers/clients to purchase services (and any products we may develop or sell) it will have a negative effect on our ability to generate sufficient revenue from which we can operate or expand our business.  The lack of sufficient revenues will have a negative effect on the ability of the Company to continue operations and it could force the Company to cease operations.

Some of our competitors have significantly greater financial and marketing resources than do we.

Some of our competitors have significantly greater financial and marketing resources than do we. There are no assurances that our efforts to compete in the marketplace will be successful.

We do not have any additional source of funding for our business plans and may be unable to find any such funding if and when needed, resulting in the failure of our business.

Other than the shares offered by this Prospectus, no other source of capital has been identified or sought.  As a result we do not have an alternate source of funds should we fail to complete this Offering.  If we do find an alternative source of capital, the terms and conditions of acquiring such capital may result in dilution and the resultant lessening of value of the shares of stockholders.

If we are not successful in raising sufficient capital through this Offering, we will be faced with several options:

1.   abandon our business plans, cease operations and go out of business;

2.   continue to seek alternative and acceptable sources of capital; or

3.   bring in additional capital that may result in a change of control.

In the event any of the above circumstances occur, you could lose a substantial part or all of your investment.  In addition, there can be no guarantee that the total proceeds raised in this Offering will be sufficient, as we have projected, to fund our business plans or that we will be profitable.  As a result, you could lose any investment you make in our shares.

We possess minimal capital, which may severely restrict our ability to develop our products services.  If we are unable to raise additional capital, our business will fail.

We possess minimal capital and must limit the amount of development and marketing we can perform with respect to Quickprescribe application.  We feel we require a minimum of $30,000 to provide sufficient capital to commence with operations and development of the business plan.  Our business plan contemplates the development and marketing of smartphone applications.  Our limited development  and marketing activities may not produce an application to bring to market and even if so attract enough paying customers to generate sufficient revenue to operate profitably, expand our services, implement our business plan or continue operating our business.  Our limited development marketing capabilities may have a negative effect on our business and may cause us to limit or cease our business operations which could result in investors losing some or all of their investment in the Company.

Because Ms. Iris Hill and Mr. Francis Ciganek (our officers and director) have other outside business activities and will have limited time to spend on our business, our operations may be sporadic, which may result in periodic interruptions or suspensions of operations.

Because our officers and directors have other outside business activities and will only be devoting between 20-80% of their time, or 8-32 hours per week each to our operations, our operations may be sporadic and occur at times which are convenient to Ms. Hill and Mr. Ciganek.  Ms. Hill will devote 80%, or up to 32 hours per week and Mr. Ciganek will devote 20%, or up to 8 hours per week. In the event they are unable to fulfill any aspect of their duties to the Company, we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.

We are dependent upon our current officers.

We currently are managed by two officers and we are entirely dependent upon them in order to conduct our operations.  If they should resign or die, there will be no one to run Mobile Gaming International Corp., and the company has no Key Man insurance.  If our current officers are no longer able to serve as such and we are unable to find other persons to replace them, it will have a negative effect on our ability to continue active business operations and could result in investors losing some or all of their investment in the Company.

Our business mode requires the use of outside personnel, who may not be available when needed.

The Company seeks to grow its business in the quickly-evolving mobile smartphone and tablet application business, while maintaining a low cost of operations.  The Company will not retain any employees other than our officers, and instead hire a core group of independent contractors on an as needed basis.  If we are unable to hire the required talent, it may have a negative effect on our ability to implement our business plan.  In such an event, we may be required to change our business plan or curtail or delay implementation of some, or all, of our business plan.

Our controlling stockholders have significant influence over the Company.

As of August 31, 2012, Iris Hill, the Company’s Chief Executive Officer and Francis Ciganek, the Company’s Secretary, combined owns 100% of the outstanding common stock, which becomes 25.0% if all of the shares offered are sold.  As a result, Ms. Hill and Mr. Ciganek possess significant influence over our affairs.  Their stock ownership and relationships with members of our board of directors, of which Ms. Hill is the only one, may have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could materially and adversely affect the market price of our common stock.

Two investors hold a controlling interest in our stock. As a result, the ability of minority shareholders to influence our affairs is extremely limited.

Two investors, our President and Secretary, own a controlling interest in our outstanding common stock on a primary basis.  As a result, they have the ability to control all matters submitted to the stockholders of Mobile Gaming International for approval (including the election and removal of directors).  A significant change to the composition of our board could lead to a change in management and our business plan. Any such transition could lead to, among other things, a decline in service levels, disruption in our operations and departures of key personnel, which could in turn harm our business.

Moreover, this concentration of ownership may have the effect of delaying, deferring or preventing a change in control, impeding a merger, consolidation, takeover or other business combination involving us, or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control, which in turn could materially and adversely affect the market price of the common stock.

Minority shareholders of Mobile Gaming International will be unable to affect the outcome of stockholder voting as long as Ms. Hill and Mr. Ciganek retains a controlling interest.

Having only one director limits our ability to establish effective independent corporate governance procedures and increases the control of our president over operations and business decisions.

We have only one director, who is our principal executive officer. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues. In addition, a tie vote of board members is decided in favor of the chairman, which gives her significant control over all corporate issues, including all major decisions on operations and corporate matters such as approving business combinations.

Until we have a larger board of directors that would include some independent members, if ever, there will be limited oversight of our president’s decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

Risks Associated With This Offering

The shares being offered are defined as "penny stock", the rules imposed on the sale of the shares may affect your ability to resell any shares you may purchase, if at all.

The shares being offered are defined as a “penny stock” under the Securities and Exchange Act of 1934, and rules of the Commission.  The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse, or in transactions not recommended by the broker-dealer.  For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale.  In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission.  Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in this offering in the public markets.

Market for penny stock has suffered in recent years from patterns of fraud and abuse

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.  Such patterns include:

•         Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•         Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•         Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;

•         Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and,

•         The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.  The occurrence of these patterns or practices could increase the volatility of our share price.

The shares offered by the Company through this offering will be sold without an underwriter, and we may be unable to sell any shares.

This Offering is being conducted on a “best-efforts” basis, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officers and directors, who will receive no commissions.  They will offer the shares to friends, relatives, acquaintances and business associates; however, there is no guarantee that they will be able to sell any of the shares.  Unless they are successful in selling all of the shares and receiving all of the proceeds from this Offering, we may have to seek alternative financing to implement our business plans.

Since there is no minimum for our offering, if only a few persons purchase shares they will lose their money immediately without us being even able to develop a market for our shares.

Since there is no minimum with respect to the number of shares to be sold directly by the Company in its offering, if only a few shares are sold, we will be unable to even attempt to create a public market of any kind for our shares. In such an event, it is highly likely that the entire investment of the early and only share purchasers would be lost immediately.

You may not revoke your subscription agreement once it is accepted by the Company or receive a refund of any funds advanced in connection with your accepted subscription agreement and as a result, you may lose all or part of your investment in our common stock.

Once your subscription agreement is accepted by the Company, you may not revoke the agreement or request a refund of any monies paid in connection with the subscription agreement, even if you subsequently learn information about the Company that you consider to be materially unfavorable. The Company reserves the right to begin using the proceeds from this offering as soon as the funds have been received and will retain broad discretion in the allocation of the net proceeds of this offering. The precise amounts and timing of the Company’s use of the net proceeds will depend upon market conditions and the availability of other funds, among other factors. There can be no assurance that the Company will receive sufficient funds to execute the Company’s business strategy and accomplish the Company’s objectives. Accordingly, the Company’s business may fail and we will have to cease our operations. Additionally, you may be unable to sell your shares of our common stock at a price equal to or greater than the subscription price you paid for such shares, and you may lose all or part of your investment in our common stock.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this Offering.

There currently is no public trading market for our common stock.  Therefore there is no central place, such as a stock exchange or electronic trading system, to resell your shares.  If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.  We plan to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board (OTCBB) immediately following the effectiveness of this Registration Statement.  The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities.  The OTCBB is not an issuer listing service, market or exchange.  Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority.  Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement.  Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time.  We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale.  As of the date of this filing, there have been no discussions or understandings between Mobile Gaming International or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities.

The lack of a public trading market for our shares may have a negative effect on your ability to sell your shares in the future and it also may have a negative effect on the price, if any, for which you may be able to sell your shares.  As a result an investment in the Shares may be illiquid in nature and investors could lose some or all of their investment in the Company.

We will incur ongoing costs and expenses for SEC reporting and compliance, without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

Our business plan allows for the estimated $13,000 cost of this Registration Statement to be paid from our cash on hand.  Going forward, the Company will have ongoing SEC compliance and reporting obligations, estimated as approximately $10,500 annually.  Such ongoing obligations will require the Company to expend additional amounts on compliance, legal and auditing costs.  In order for us to remain in compliance, we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources.  If we are unable to generate sufficient revenues to remain in compliance, it may be difficult for you to resell any shares you may purchase, if at all.

Our officers and director own 100% of the outstanding shares of our common stock.  After the completion of this Offering, they will beneficially own 25% of the outstanding shares.  If they choose to sell their shares in the future, it might have an adverse effect on the price of our stock.

Due to the controlling amount of their share ownership in our Company, if our officers and director decide to sell their shares in the public market, the market price of our stock could decrease and all shareholders suffer a dilution to the value of their stock.  Unless registered in the future, if our officers and director decide to sell any of their common stock, they will be subject to Rule 144 under the 1933 Securities Act.  Rule 144 restricts the ability of a director or officer (affiliate) to sell shares by limiting the sales of securities made under Rule 144 during any three-month period to the greater of: (1) 1% of the outstanding common stock of the issuer; or (2) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.

Our Officers And Director Currently Own 100% Of The Issued And Outstanding Stock And Will Continue to Control at least 25% Of The Company`s Issued And Outstanding Common Stock After This Offering

Presently, the Company’s Officers and Director beneficially own 2,002,000 (100%) shares of the outstanding common stock of the Company.  Because of such ownership, investors in this Offering will have limited control over matters requiring approval by Mobile Gaming International shareholders, including the election of directors.  Because there is no minimum amount required to be raised under this Offering, there is no guarantee that our current sole Shareholder, sole Officer and Director will own less than a majority of the issued and outstanding shares after the completion or termination of this Offering.  Even if our current Officers and Director do own less than a majority of our issued and outstanding shares of common stock following this Offering, they may still remain the single largest beneficial owner of our issued and outstanding shares of common stock.  In addition, certain provisions of Nevada State law could have the effect of making it more difficult or more expensive for a third party to acquire, or from discouraging a third party from attempting to acquire, control of the Company.  For example, Nevada law provides that approval of a majority of the stockholders is required to remove a director, which may make it more difficult for a third party to gain control of the Company.  This concentration of ownership limits the power to exercise control by the minority shareholders.

Our director and officers will control and make corporate decisions that may differ from those that might be made by the other shareholders.

Due to the controlling amount of their share ownership in our Company, our directors will have a significant influence in determining the outcome of all corporate transactions, including the power to prevent or cause a change in control.  Their interests may differ from the interests of other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

We Are Unlikely To Pay Dividends

To date, we have not paid, nor do we intend to pay in the foreseeable future, dividends on our common stock, even if we become profitable.  Earnings, if any, are expected to be used to advance our activities and for general corporate purposes, rather than to make distributions to stockholders.  Prospective investors will likely need to rely on an increase in the price of Company stock to profit from his or her investment.  There are no guarantees that any market for our common stock will ever develop or that the price of our stock will ever increase.  If prospective investors purchase Shares pursuant to this Offering, they must be prepared to be unable to liquidate their investment and/or lose their entire investment.

Since we are not in a financial position to pay dividends on our common stock, and future dividends are not presently being contemplated, investors are advised that return on investment in our common stock is restricted to an appreciation in the share price.  The potential or likelihood of an increase in share price is questionable at best.

Our shares may not become eligible to be traded electronically which would result in brokerage firms being unwilling to trade them.

If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the Depository Trust Company ("DTC") to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all companies on the OTCBB. What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB, it is a necessity to process trades on the OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

United States state securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

There is no public market for our securities, and there can be no assurance that any public market will develop in the foreseeable future. Secondary trading in securities sold in this offering will not be possible in any state in the U.S. unless and until the common shares are qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our securities for secondary trading, or identifying an available exemption for secondary trading in our securities in every state.  If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the securities in any particular state, the securities could not be offered or sold to, or purchased by, a resident of that state.  In the event that a significant number of states refuse to permit secondary trading in our securities, the market for our securities could be adversely affected.

USE OF PROCEEDS

The following table details the Company’s intended use of proceeds from this Offering, for the first twelve (12) months after successful completion of the Offering.  None of the expenditures itemized are listed in any particular order of priority or importance.  Since the Company does not intend to pay any Offering expenses from the proceeds from this Offering, and assuming that 100% of the Offering is sold ($60,000), the gross aggregate proceeds will be allocated as follows:

Expenditure Item**
Professional Fees	$ 10,500
Smartphone Application Development	20,000
Advertising & Marketing	15,000
Office and Miscellaneous Expenses	5,000
Working Capital	9,500
Total	$ 60,000

There is no minimum amount we are required to raise in this offering and any funds received will be immediately available to us.

**The above expenditures are defined as follows:

Professional Fees: Pertains to legal services and accounting fees that will be incurred by the company.

Application Development: Pertains to the payments that will be made to the mobile smartphone and tablet application developer to create our applications.

Advertising & Marketing: Pertains to the cost of advertising and marketing our smartphone applications.

Office and Miscellaneous Expenses:  These are the costs of operating our offices including telephone services, mail, stationary, accounting, office supplies, bank service fees and charges, and other miscellaneous expenses associated with running our office.

Working Capital: Pertains the funds allocated to general working capital.

There is no assurance that we will be able to raise the entire $60,000 with this Offering.  The following chart details how we will use the proceeds if we raise only 50% or 25% of this Offering:

Expenditure Item**	50%	25%
Professional Fees	$ 10,500	$ 10,500
Smartphone Application Development	15,000	3,500
Advertising & Marketing	2,500	-
Office and Miscellaneous Expenses	2,000	1,000
Total	$ 30,000	$ 15,000

If only 50% of this Offering is sold, Mobile Gaming International estimates that this would provide sufficient capital to commence with operation and development of the business plan, but we would only be able to spend $15,000 to develop the 1st smartphone application and only $2,500 on advertising and marketing.  Under this scenario, we estimate that we would be able to generate enough revenues to sustain our business.  Should we be unable to generate sufficient revenues to sustain our business, we will have to find other sources of financing.

If we raise less than 50% we will have difficulty in implementing our business plan.  Our expenses would be prioritized in order of importance and would affect how we allocate funds for developing the business.  If less than 50% is raised, we would not be able to develop our Quickprescribe application with all the required features and benefits.

If only 25% of the offering is sold, we would still incur expected professional (legal and accounting) fees of $10,500, which will have to be paid to maintain reporting status during the next 12 months.  We will also pay minimal office and miscellaneous expenses, and then any leftover funds will be applied development of the application.  Based on raising only 25% or $15,000, we will not be able to allocate any funds to advertising and marketing.  This would seriously hinder the development of our business and our ability to generate revenues.  We would not be able to develop the business and/or generate any revenues in the first year without additional financing.

If we do not raise sufficient funds to cover professional fees, estimated to be $10,500 for the first 12 months, we would not be able to remain reporting with the SEC, and therefore we would not be able to obtain an OTCBB quotation.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $60,000 in this Offering.  The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value.  Among the factors considered were:

*	our lack of operating history
*	the proceeds to be raised by the offering
*	the amount of capital to be contributed by purchasers in this offering in proportion to
*	the amount of stock to be retained by our existing Stockholders, and
*	our relative cash requirements.

DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering.  Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered.  Dilution of the value of the shares you purchase is also a result of the lower book value of shares of our common stock held by our existing stockholders.

As of July 31, 2012, the net tangible book value of our shares of common stock was approximately $16,800 or approximately $0.008 per share based upon 2,002,000 shares outstanding.

	100% (6,000,000 Shares)	50% (3,000,000 Shares)	25% (1,500,000 Shares)
Net Tangible Book Value Per Share Prior to Stock Sale	0.008	0.008	0.008
Net Tangible Book Value Per Share After Stock Sale	0.010	0.009	0.009
Increase in net book value per share due to stock sale	0.002	0.001	0.001
Dilution (subscription price of $0.01 less NBV per share) to purchasing shareholders	(0.000)	(0.001)	(0.001)

SELLING SECURITY HOLDERS

Not applicable.  We do not have any selling security holders.

PLAN OF DISTRIBUTION

Shares Offered by the Company will be Sold by Our Officers and Director

This is a self-underwritten (“best-efforts”) Offering.  This Prospectus is part of a prospectus that permits our officers and director to sell the shares being offered by the Company directly to the public, with no commission or other remuneration payable to them for any shares they may sell.  There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer.  Iris Hill and Francis Ciganek, our officers and director, will sell the shares and intend to offer them to friends, family members and business acquaintances.  In offering the securities on our behalf, our officers and director will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

The officers and director will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.

a.       Our officers and director are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and,

b.      Our officers and director will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.       Our officers and director are not, nor will be at the time of their participation in the offering, an associated person of a broker-dealer; and

d.      Our officers and director meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officers, director, control persons and affiliates of same do not intend to purchase any shares in this offering.

Terms of the Offering

The Shares offered by the Company will be sold at the fixed price of $0.01 per share until the completion of this Offering.  There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This Offering commenced on the date the registration statement was declared effective (which also serves as the date of this prospectus) and continues for a period of 270 days, unless we extend the Offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us (the "Expiration Date").

This Offering has no minimum and, as such, we will be able to spend any of the proceeds received by us.

Offering Proceeds

We will be selling all of the 6,000,000 shares of common stock we are offering as a self-underwritten Offering.  There is no minimum amount we are required to raise in this offering and any funds received will be immediately available to us.

Procedures and Requirements for Subscription

If you decide to subscribe for any Shares in this Offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us.  Subscriptions, once received by the Company, are irrevocable.  All checks for subscriptions should be made payable to “Mobile Gaming International Corp.”.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason.  All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.  Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share.

Common Stock

The holders of our common stock (i) have equal ratable rights to dividends from funds legally available, therefore, when, as and if declared by our Board; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.  All shares of Common Stock now outstanding are fully paid for and non‑assessable and all shares of Common Stock which are the subject of this Offering, when issued, will be fully paid for and non‑assessable.  Reference is made to the Company’s Articles of Incorporation, By-laws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights; meaning that the holders of 50.1% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.  After this Offering is completed (assuming the entire 6,000,000 shares are sold), the present stockholders will own 25.0% of our outstanding shares and the purchasers in this Offering will own 75.0%.  If 50% or 25% (3,000,000 or 1,500,000) shares are sold, the present stockholders will own 40.0% or 57.2% of our outstanding shares, respectively and the purchasers in this Offering will own 60.0% or 42.8%, respectively.

Cash Dividends

As of the date of this Prospectus, we have not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of our Board and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited statements for the period from inception (April 22, 2008) through July 31, 2012, are included in this prospectus.  Sadler, Gibb, & Associates, 291 South 200 West, Farmington, Utah 84025, has audited our statements from inception through July 31, 2012.  We include the financial statements in reliance on their reports, given upon their authority as experts in accounting and auditing.

Michael J. Morrison, Chtd., 1495 Ridgeview Dr., Suite 220, Reno, NV, 89509 has passed upon the validity of the Shares being offered and certain other legal matters.

INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF BUSINESS

Business Development

Mobile Gaming International Corp. was incorporated in the State of Nevada on April 22, 2008, and our fiscal year end is July 31.  The company's administrative address is, Casa James, 29680 Callevenus, Playa Del Sol, Estepona, Marbella, Spain 29680. The telephone number is 00353-894624880.

Mobile Gaming International Corp. has no revenues, and has only limited cash on hand.  We have sustained losses since inception and have relied solely upon the sale of our securities and loans from our corporate officers and directors for funding.

Mobile Gaming International has never declared bankruptcy, been in receivership, or involved in any kind of legal proceeding.  Mobile Gaming International, its director, officers, affiliates and promoters, have not and do not intend to enter into negotiations or discussions with representatives or owners of any other businesses or companies regarding the possibility of an acquisition or merger.

Principal Products, Services and Their Markets

Mobile Gaming International Corp. plans to develop and market applications for mobile smartphones and tablets.  The first application that the Company is planning to develop and introduce is an electronic prescription application called Quickprescribe.

The mobile application will transmit and receive electronic prescriptions.  After writing a prescription the user can save the drug and the specific way it was prescribed to a favorites list for faster future prescribing.  Users will be able to send prescriptions and receive refill notices without annoying and time consuming phone calls and faxes.  Quickprescribe will be preloaded with over 3,500 FDA approved medications including available dosages.

It will be supported by our Quickprescribe website (http://quickprescribe.com) for fast, easy and secure patient data entry.  Patient ID, name, phone number, address, birth date, gender, and notes can be entered and loaded into the database and wirelessly synced to your smartphone at any time or the patient data can also be entered manually into the phone.  Quickprescribe will use encryption technology to ensure the security and safety of all personal data stored on the smartphone.  Secure log-in provides peace of mind in the event of a lost phone.

If access to a Wi-Fi or cellular data connection is not available you can still write a prescription and save it, for sending when access is available.

The Company’s target demographic will be medical, dental, and veterinarian professionals.  We will attempt to reach our target market by attending association meetings and trade shows.  We will also advertise in medical, dental, and veterinarian trade journals as well as email blasts using purchased email lists.

We have concluded that a minimum capital investment of $30,000 or the sale of 50% of this Offering is required in order to assemble the talent, develop the infrastructure, and bring the Company to fruition.  However, in order to effectively develop our business plan, we feel that at least $60,000 or 100% of this Offering is required.

Mobile Gaming International anticipates that it will take four months, following commencement, in order to complete this Offering at which time we will begin contracting out development of our Quickprescribe smartphone and tablet application and begin to marketing our services. We expect development and testing of the application to take approximately 6 months and marketing of the application to take 2 months.  As such, we expect to generate revenues in the last two months of the first year following commencement of the Offering.

Distribution Methods

Users will be able to download the Quickprescribe application from the apple, android and blackberry app stores.

Status of Publicly Announced New Products or Services

Mobile Gaming International currently has no new publicly announced products or services.  The first mobile smartphone and tablet application that we will development and market will be an electronic prescription application called Quickprescribe.

Competitive Business Conditions and Strategy; Mobile Gaming International’s Position in the Industry

Mobile Gaming International intends to establish itself as a competitive company in the already existing realm of mobile smartphone and tablet applications.  Mobile Gaming International’s main competitors will be firms offering similar services and applications. There is a wide spectrum of companies and individuals that offer mobile smartphone applications. Companies providing similar services include but are not limited to: Orbital Technologies, Mobile Development Services, Persource, Cygnis Media, and Immersion Labs.

In terms of direct competition for our first application, Quickprescribe, the following are similar applications: RcopiaMini by DrFirst and mRx by Happtique.  Our strategy will be to offer an application that is cost competitive, loaded with features, and is very user friendly.  The field of mobile smartphone and tablet applications although relatively new has many established and new competitors, as there is no barrier to entry.

Talent Sources and Names of Principal Suppliers

Mobile Gaming International will be seek out and enter into a consulting agreement to develop our Quickprescribe application.  We have not currently identified any developers thus far.

Dependence on one or a few major customers

Mobile Gaming International’s business plan targets medical, dental and veterinarian professionals.  It would be dependent on finding clients that fit this profile to succeed.

Patents, Trademarks, Licenses, Agreements or Contracts

There are no aspects of our business plan which require a patent, trademark, or product license. We have not entered into any vendor agreements or contracts that give or could give rise to any obligations or concessions.

Governmental Controls, Approval and Licensing Requirements

We are not currently subject to direct federal, state or local regulation other than the requirement to have a business license for the areas in which we conduct business.

Research and Development Activities and Costs

We have spent no time on specialized research and development activities, and have no plans to undertake any research or development in the future.

Number of Employees

Mobile Gaming International has no employees.  The officers and director are donating their time to the development of the company, and intend to do whatever work is necessary in order to bring us to the point of earning revenues.  We have no other employees, and do not foresee hiring any additional employees in the near future.  We will be engaging an independent contractor to develop our smartphone and tablet applications.

Reports to Security Holders

Once this Offering is declared effective, Mobile Gaming International will voluntarily make available an annual report including audited financials on Form 10-K to security holders.  We will file the necessary reports with the SEC pursuant to the Exchange Act, including but not limited to, the report on Form 8-K, annual reports on Form 10-K, and quarterly reports on Form 10-Q.

The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other electronic information regarding Mobile Gaming International and filed with the SEC at http://www.sec.gov.

DESCRIPTION OF PROPERTY

Mobile Gaming International’s principal business and corporate address is Casa James, 29680 Callenvenus, Playa Del Sol, Estepona, Marbella, Spain 29680; the telephone number is 00353-894624880.  The space is being provided by management on a rent free basis.  We have no intention of finding, in the near future, another office space to rent during the development stage of the company.

Mobile Gaming International does not currently have any investments or interests in any real estate, nor do we have investments or an interest in any real estate mortgages or securities of persons engaged in real estate activities.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock.  Following completion of this Offering, we intend to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

All of the 2,002,000 shares of common stock outstanding as of August 31, 2012, were owned by Ms. Hill and Mr. Ciganek and may only be resold in compliance with Rule 144 of the Securities Act of 1933.

Holders of Our Common Stock

As of the date of this Prospectus statement, we have two (2) stockholders.

Registration Rights

We have no outstanding shares of common stock or any other securities to which we have granted registration rights.

Dividends

The Company does not anticipate paying dividends on the Common Stock at any time in the foreseeable future.  The Company’s Board of Directors currently plans to retain earnings for the development and expansion of the Company’s business.  Any future determination as to the payment of dividends will be at the discretion of the Board of Directors of the Company and will depend on a number of factors including future earnings, capital requirements, financial conditions and such other factors as the Board of Directors may deem relevant.

Rule 144 Shares

All 2,002,000 of the presently outstanding shares of common stock are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a six month holding period for such restricted securities may sell, within any three month period, provided the Company is current in its reporting obligations under the Exchange Act, and subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company’s outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale.  Our officers and directors own 2,002,000 restricted shares, or 100% of the outstanding common stock.  When these shares become available for resale, the sale of these shares by these individuals, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of the Company’s common stock in any market that might develop.

Rule 144 is not available for either a reporting or non-reporting shell company unless the company: (1) has ceased to be a shell company; (2) is subject to the Exchange Act reporting obligations; (3) has filed all required Exchange Act reports during the preceding twelve months; and (4) at least one year has elapsed from the time the company filed with the SEC, current Form 10 type information reflecting its status as an entity that is not a shell company.

As of the date of this Prospectus, no shares of our common stock are available for sale under Rule 144.

Reports

Following the effective date of this Registration Statement we will be subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC.  All reports and information filed by us can be found at the SEC website, www.sec.gov.

Transfer Agent

As at this date we have not engaged a stock transfer agent for our securities.

FINANCIAL STATEMENTS AND SELECTED FINANCIAL DATA

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

From Inception (April 22, 2008) to July 31, 2012

Total expenses	$3,239
Operating revenue	$-
Net loss from continuing operations	$(3,239)
Cash raised by financing activities	$23,255
Cash used in operating activities	$(3,948)
Cash and cash equivalents on hand	$19,307
Net loss per common share: Basic and Diluted	$0.00
Weighted average number of common shares outstanding:
Basic and diluted	324,404
Cash dividends declared per common share	$-
Property and equipment, net	$-
Long-term debt	$-
Stockholders’ equity	$16,781

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Prospectus includes a number of forward-looking statements that reflect our current views regarding the future events and financial performance of Mobile Gaming International Corp.

Results of Operations

We have generated no revenues since inception and have incurred $3,239 in expenses through July 31, 2012.

The following table provides selected financial data about our company for the period ended July 31, 2012.

Balance Sheet Data:	July 31, 2012
Cash	$19,307
Total assets	$20,016
Total liabilities	$3,235
Stockholders’ equity	$16,781

Plan of Operation

All statements contained in this Prospectus, other than statements of historical facts, that address future activities, events or developments, are forward-looking statements, including, but not limited to, statements containing the word “believe,” “anticipate,” “expect” and word of similar import.  These statements are based on certain assumptions and analyses made by us in light of our experience and our assessment of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected.  The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance and that actual results may differ materially from those in the forward-looking statements.  Such risks and uncertainties include, without limitation: established competitors who have substantially greater financial resources and operating histories, regulatory delays or denials, ability to compete as a start-up company in a highly competitive market, and access to sources of capital.

The following discussion and analysis should be read in conjunction with our financial statements and notes thereto included elsewhere in this Prospectus.  Except for the historical information contained herein, the discussion in this Prospectus contains certain forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions.  The cautionary statements made in this Prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this Prospectus.  The Company's actual results could differ materially from those discussed here.

Our auditors have issued a going concern opinion.  This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay for our expenses.  This is because we have not generated any revenues and no sales are yet possible.  There is no assurance we will ever reach this point.  Accordingly, we must raise sufficient capital from sources.  Our only other source for cash at this time is investments by others.  We must raise cash to stay in business.  In response to these problems, management intends to raise additional funds through public or private placement offerings.  At this time, however, the Company does not have plans or intentions to raise additional funds by way of the sale of additional securities, other than pursuant to this Offering.

Mobile Gaming International is a development stage company that has no active operations, no revenue, no financial backing and limited assets.  Our plan is to develop and market mobile smartphone and tablet applications.  Our first application will be an electronic prescription application for the medical, dental and veterinarian fields called Quickprescribe.

During the first year of operations, the 12 month period from the date of this report, Mobile Gaming International will concentrate on finding the required investment capital, apply to get its common stock listed on an Over-the-Counter Bulletin Board, finalize its Quickprescribe.com website, develop its Quickprescribe application, prospect for clients, and market our application.

Following completion of our Offering, we will immediately contract out development of our Quickprescribe application.  We will also finalize construction of our dedicated Quickprescribe website (http://www.quickprescribe.com).  The website’s content will utilize SEO (Search Engine Optimization) to distribute our message on helping the medical, dental, and veterinarian fields more easily prescribe medications for their clients.  The site will comprise of a minimum of 5,000 words and be constructed on a content-managed ‘Joomla’ platform.  A budget will also be set aside for a targeted Google adwords and banner advertising campaign.  A stylish direct mail piece will also be produced highlighting our services and targeted to professionals fitting our demographic.  Introductory offers will also be incorporated into our website, banner advertising, and direct mail marketing to improve response.

We anticipate that development of the website will take approximately one month and development and testing of our Quickprescribe application will take six months.  In months five and six we will also begin our advertising and marketing to source prospective clients through our SEO, adwords, banner advertising, and direct mail strategies.  We will also explore taking out advertisements in key trade magazines or other industry related websites.  We will focus our marketing on the medical, dental, and veterinarian professionals.  We will not begin development of our Quickprescribe application and marketing of our services until after the close of our Offering.

In the event that we are unable to raise sufficient funds from our Offering, we will endeavor to proceed with our plan of operations by locating alternative sources of financing.  Although there are no written agreements in place, one form of alternative financing that may be available to us is self-financing through contributions from the officers and directors.  While the officers and directors have generally indicated a willingness to provide services and financial contributions if necessary, there are presently no agreements, arrangements, commitments, or specific understandings, either verbally or in writing, between the officers and directors and Mobile Gaming International.

During the first year of operations, our officers and directors will also provide their labor at no charge.  We do not anticipate hiring any staff during the first 12 months of operation, and will rely on the services of an outside contractor for the development of our Quickprescribe application.

If we become a public entity, subject to the reporting requirements of the Securities Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements.  We estimate that these accounting, legal and other professional costs would be a minimum of $10,500 in the next year and will be higher, in the following years, if our business volume and activity increases. Increased business activity could greatly increase our professional fees for reporting requirements and this could have a significant impact on future operating costs.  The difference between having the ability to sustain our cash flow requirements over the next twelve months and the need for additional outside funding will depend on how fast we can generate sales revenue.

At present, we only have enough cash on hand to cover the completion of our Offering.  If we do not raise sufficient funds to proceed with the implementation of our business plan, we may have to find alternative sources of funds, like a second public offering, a private placement of securities, or loans from our officers or third parties (such as banks or other institutional lenders).  Equity financing could result in additional dilution to then existing shareholders. If we are unable to meet our needs for cash from either the money that we raise from our Offering, or possible alternative sources, then we may be unable to continue to maintain, develop or expand our operations.

We have no plans to undertake any product research and development during the next 12 months.

Description of Expenditures

The following chart details our budget for expenditures for the twelve month period.  It is based on the assumption that we will raise the entire $60,000 or 100% of the funds that we seek from our Offering.

Expenditure Item**
Professional Fees	$ 10,500
Smartphone Application Development	20,000
Advertising & Marketing	15,000
Office and Miscellaneous Expenses	5,000
General Working Capital	9,500
Total	$ 60,000

There is no minimum amount we are required to raise in this offering and any funds received will be immediately available to us.

**The above expenditures are defined as follows:

Professional Fees: Pertains to legal services and accounting fees that will be incurred by the company.

Application Development: Pertains to the payments that will be made to the mobile smartphone and tablet application developer to create our applications.

Advertising & Marketing: Pertains to the cost of advertising and marketing our smartphone applications.

Office and Miscellaneous Expenses:  These are the costs of operating our offices including telephone services, mail, stationary, accounting, office supplies, bank service fees and charges, and other miscellaneous expenses associated with running our office.

Working Capital: Pertains to the funds allocated to general working capital.

There is no assurance that we will be able to raise the entire $60,000 with this Offering.  The following chart details how we will use the proceeds if we raise only 50% or 25% of this Offering:

Expenditure Item**	50%	25%
Professional Fees	$ 10,500	$ 10,500
Smartphone Application Development	15,000	3,500
Advertising & Marketing	2,500	-
Office and Miscellaneous Expenses	2,000	1,000
Total	$ 30,000	$ 15,000

If only 50% of this Offering is sold, Mobile Gaming International estimates that this would provide sufficient capital to commence with operations and development of the business plan, but we would only be able to spend $15,000 to develop the first smartphone application and only $2,500 on advertising and marketing.  Under this scenario, we estimate that we would be able to generate enough revenues to sustain our business.  Should we be unable to generate sufficient revenues to sustain our business, we will have to find other sources of financing.

If we raise less than 50% we will have difficulty in implementing our business plan.  Our expenses would be prioritized in order of importance and would affect how we allocate funds for developing the business.  If less than 50% is raised, we would not be able to develop our Quickprescribe application with all the required features and benefits.

If only 25% of the offering is sold, we would still incur expected professional (legal and accounting) fees of $10,500, which will have to be paid to maintain reporting status during the next 12 months.  We will also pay minimal office and miscellaneous expenses, and then any leftover funds will be applied development of the application.  Based on raising only 25% or $15,000, we will not be able to allocate any funds to advertising and marketing.  This would seriously hinder the development of our business and our ability to generate revenues.  We would not be able to develop the business and/or generate any revenues in the first year without additional financing.

If we do not raise sufficient funds to cover professional fees for the first 12 months, we would not be able to remain reporting with the SEC, and therefore we would not be able to obtain an OTCBB listing.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us on which to base an evaluation of our performance.  We are a development stage company and have not generated revenues from operations.  We cannot guarantee we will be successful in our business operations.  Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in developing our website, and possible cost overruns due to the price and cost increases in supplies and services.

At present, we only have enough cash on hand to cover the completion of our Offering.

While the officers and directors have generally indicated a willingness to provide services and financial contributions if necessary, there are presently no agreements, arrangements, commitments, or specific understandings, either verbally or in writing, between the officers and directors and Mobile Gaming International.  During the first year of operations, our officers and directors will also provide their labor at no charge.

If we are unable to meet our needs for cash from either the money that we raise from our Offering, or possible alternative sources, then we may be unable to continue, develop, or expand our operations.

We have no plans to undertake any product research and development during the next twelve months.  There are also no plans or expectations to acquire or sell any plant or plant equipment in the first year of operations.

 Liquidity and Capital Resources

To meet our need for cash we are attempting to raise money from our Offering.  We cannot guarantee that we will be able to sell all the shares.  If we are successful, the money raised will be applied to the items set forth in this plan of operations.

Our officers have agreed to advance funds as needed until the public offering is completed or failed.  While they have agreed to advance the funds, the agreement is verbal and is unenforceable as a matter of law.

We received our initial funding of $20,020 through the sale of common stock to Francis Ciganek, who purchased 2,000 and 1,000,000 shares of common stock at $0.01 on April 25, 2008 and May 15, 2012 respectively; and, Iris Hill, who purchased 1,000,000 shares of common stock on June 22, 2012 at $0.01.  Our financial statements from inception (April 22, 2008) through the period ended July 31, 2012, reported no revenues and a net loss of $3,239.

Our funds on hand will only provide us with the ability to pay for the expenses related to this Offering.  Currently we do not have sufficient capital to fund our business development.  Per the Use of Proceeds section, we are attempting to raise $60,000, from this Offering.  However, if we raise $30,000, we feel this is sufficient to develop the business for the next 12 months.  If we are only able to raise $15,000, from the Offering, then we feel this will be sufficient for the next 12 months to cover professional fees and minimal business development.  We feel we need to raise at least $11,500 to cover professional fees, office and miscellaneous expenses for the 12 months.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Application of Critical Accounting Policies

Our financial statements have been prepared on a going concern basis.  We have accumulated a deficit of $3,239 from inception (April 22, 2008) to July 31, 2012.  Our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due.  The outcome of these matters cannot be predicted with any certainty at this time.  We have historically satisfied our working capital needs primarily by sales of securities and at July 31, 2012, we had working capital of $16,781. These financial statements do not include any adjustments to the amount and classification of assets and liabilities that may be necessary should we be unable to continue as a going concern.

Development Stage Company

The Company is considered to be in the development stage as defined in Accounting Standards Codification (ASC) 915 “Development Stage Entities.”  The Company is devoting substantially all of its efforts to development of business plans.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates. The Company’s periodic filings with the Securities and Exchange Commission include, where applicable, disclosures of estimates, assumptions, uncertainties and markets that could affect the financial statements and future operations of the Company.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.  The Company had $19,307 and $0 in cash and cash equivalents at July 31, 2012 and 2011, respectively.

Fair value of financial instruments

The carrying amounts reported in the balance sheet for accounts payable approximate fair value because of their immediate or short term maturity.

Start-Up Costs

In accordance with ASC 720, “Start-up Activities”, the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Net Loss Per Share of Common Stock

The Company has adopted ASC 260, “Earnings per Share,” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.  In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.

The following table sets forth the computation of basic and diluted earnings per share, for the periods specified:

	Year Ended July 31, 2012	Year Ended July 31, 2011
Net loss	$(723)	$(500)

Weighted average common shares
outstanding (Basic)	324,404	2,000
Weighted average common shares
outstanding (Diluted)	324,404	2,000

Net loss per share (Basic and Diluted)	$(0.00)	$(0.25)

Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. The Company has no potentially dilutive shares, such as options or warrants, currently issued and outstanding.

Concentrations of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and related party payables it will likely incur in the near future.  The Company places its cash and cash equivalents with financial institutions of high credit worthiness.  At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits.  The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Revenue Recognition

The Company recognizes revenue from the sale of services in accordance with ASC 605, “Revenue Recognition.”  Revenue will consist of smartphone application monthly subscription fees and advertising and will be recognized only when all of the following criteria have been met:

i)         Persuasive evidence for an agreement exists;

ii)        Service has been provided;

iii)       The fee is fixed or determinable; and

iv)       Revenue is reasonably assured.

Recent Accounting Pronouncements

Except for rules and interpretive releases of the SEC under authority of federal securities laws and a limited number of grandfathered standards, the FASB Accounting Standards Codification™ (“ASC”) is the sole source of authoritative GAAP literature recognized by the FASB and applicable to the Company.  Management has reviewed the aforementioned rules and releases and believes any effect will not have a material impact on the Company's present or future consolidated financial statements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

None.

DIRECTORS AND EXECUTIVE OFFICERS

Each of our directors is elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified.  Each of our officers is appointed by the board of directors (the “Board”) to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office.  The Board has no nominating, audit or compensation committees.

The name, address, age and position of our officers and directors is set forth below:

Name and Address	Age	Position(s)
Iris Hill	26	President, Chief Executive Officer (CEO),
Casa James, 29680 Callevenus		Chief Financial Officer (CFO), Treasurer, and Director
Playa del Sol, Estepona
Marbella, Spain

Francis Ciganek	30	Secretary
Casa James, 29680 Callevenus
Playa del Sol, Estepona
Marbella, Spain

Iris Hill has held the positions of president, CEO, CFO, treasurer, and Director since July 7, 2011.  Francis Ciganek held the positions of CEO, CFO, treasurer from April 25, 2008 until July 7, 2011, Director from April 22, 2008 until July 7, 2011, and has held the position of secretary since April 25, 2008.  The persons named above are expected to hold their offices/positions until the next annual meeting of our stockholders.  The officers and directors set forth herein are our only officers, directors, promoters and control persons, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Iris Hill, the President and Director of the Company, currently devotes up to 32 hours per week to Company matters.  Francis Ciganek, our Secretary, currently devotes up to 8 hours per week to Company matters.  After receiving funding per our business plan Ms. Hill will continue to devote up 80% of his time (32 hours per week) to manage the affairs of the Company.  Mr. Cigenak will continue to devote up to 20% (8 hours per week) of her time to manage the affairs of the Company.

No executive officer or director of the corporation has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him or her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

No executive officer or director of the corporation is the subject of any pending legal proceedings.

Background Information about Our Officers and Directors

Iris Hill

From 2009 to present, Iris Hill has been studying for her MSc, Forensic Medical Sciences at Queen Mary University in London, England.  From 2004 to 2009 she obtained her Bsc in Chemistry with Forensic Science at University College Cork in Cork, Ireland.

From September 2007 to September 2009 she was employed part-time at Gary O’Flynn Solicitors in Blackpool, Cork City, Ireland as an administrator.

Francis Ciganek

From September 2010 to present, Francis Ciganek has been employed as Banquet Manager at the Hay Adams Hotel in Washington, DC.  From September 2009 to September 2010 Mr. Ciganek was Chief of Staff, Director of in house operations at WG Scorpion and from September 2007 to September 2009 he was employed as Butler at the MGM Grand in Las Vegas, Nevada.

Francis Ciganek has been in the hospitality industry spanning a career of 16 years thus far since he first started working in the Imperial Hotel at the young age of 14.  Throughout his career he has worked in many different roles around the United States ranging from small boutique hotels on the Eastern Shore of Maryland to event facilities in New Jersey, two of the Largest Casino Hotels in the world the Bellagio and The MGM grand in Las Vegas to his most current role in Washington DC.  His matriculation was started at the Kent School on the Eastern Shore of Maryland followed by Kent County High school, The University of Maryland and lastly the University of Nevada Las Vegas where he earned a degree in Hotel and Resort Administration.

Involvement in Certain Legal Proceedings

To our knowledge, during the past ten years, no present or former director or executive officer of our company: (1) filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or present of such a person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer within two years before the time of such filing; (2) was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director of any investment company, or engaging in or continuing any conduct or practice in connection with such activity; (ii) engaging in any type of business practice; (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodity laws; (4) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity; (5) was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law and the judgment in subsequently reversed, suspended or vacate; (6) was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

EXECUTIVE COMPENSATION

During the period from inception (April 22, 2008) to the period ended July 31, 2012, no compensation has been accrued by or paid to

(i)                 any individual serving as Mobile Gaming International’s principal executive officer or acting in a similar capacity during the period (“PEO”), regardless of compensation level;

(ii)               Mobile Gaming International’s two most highly compensated executive officers other than the PEO who (A) served as executive officers at the end of the period and (B) received annual compensation during the last completed fiscal year in excess of $100,000; and

(iii)             up to two additional individuals for whom disclosure would have been provided pursuant to subsection (ii) of this paragraph but for the fact that the individual was not serving as an executive officer of Mobile Gaming International at the end of the period.

Currently, none of our officers and/or directors is being compensated for their services during the development stage of our business operations, and have and are not considered to be employees of the Company.

We have not paid any salaries in 2012, and we do not anticipate paying any salaries at any time in 2012.  We will not begin paying salaries until we have adequate funds to do so.

The officers and director are reimbursed for any out-of-pocket expenses they incur on our behalf.  In addition, in the future, we may approve payment of salaries for our officers and directors, but currently, no such plans have been approved.  We also do not currently have any benefits, such as health insurance, life insurance or any other benefits available to our employees.

We have not issued any stock options or maintained any stock option or other incentive plans since our inception.  We have no plans in place and have never maintained any plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax-qualified deferred contribution plans and nonqualified deferred contribution plans.  Similarly, we have no contracts, agreements, plans or arrangements, whether written or unwritten, that provide for payments to the named executive officers or any other persons following, or in connection with the resignation, retirement or other termination of a named executive officer, or a change in control of us or a change in a named executive officer’s responsibilities following a change in control.

As of the date hereof, we have not entered into employment contracts with any of our officers and do not intend to enter into any employment contracts until such time as it profitable to do so.  The officers are not considered to be employees.

Compensation of Directors

Our sole director has not received any compensation for serving as such, for serving on committees of the Board of Directors or for special assignments.  During the period ended July 31, 2012, there were no other arrangements between us and our director that resulted in our making payments to our director for any services provided to us by them as director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this Prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares.  The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

Title of Class	Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class(3)

Common	Iris Hill Casa James, 29680 Callevenus Playa del Sol, Estephona, Marbella, Spain 29680	1,000,000	49.95%

Common	Francis Ciganek Casa James, 29680 Callevenus Playa del Sol, Estephona, Marbella, Spain 29680	1,002,000	50.05%

Common	Directors and Officers as a Group (2 individuals)	2,002,000	100%

(1)   The persons named above may be deemed to be a "parent" and "promoter" of the Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct holdings in the Company.

(2)   Each shareholder owns his or her shares directly.

(3)   Based on 2,002,000 shares issued and outstanding as of August 31, 2012.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Security Ownership of Certain Beneficial Owners and Management

On April 25, 2008, 2,000 shares and on May 15, 2012, 1,000,000 shares of Mobile Gaming International’s common stock were issued to Francis Ciganek, an officer of the Company, at the price of $0.01 per share (a total of $10,020).  On June 22, 2012, 1,000,000 shares of Mobile Gaming International’s common stock were issued to Iris Hill, and officer and director of the Company, at a price of $0.01 per share (total of $10,000).

Shareholder loan

From inception of the Company (April 22, 2008) until the audit date of July 31, 2012, Francis Ciganek advanced $3,235 for operating expenses.  This amount is still outstanding as of the date of this report and no interest was paid.

Ms. Hill and Mr. Ciganek are founders and therefore may be considered promoters, as that term is defined in Rule 405 of Regulation C.

Director Independence

Our Board of Directors has determined that it does not have a member that is “independent” as the term is used in Item 7(d) (3) (iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

MATERIAL CHANGES

None.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

None.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Pursuant to the Company’s Articles of Incorporation and bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest.  In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

MOBILE GAMING INTERNATIONAL CORP.

(A Development Stage Company)

INDEX TO AUDITED FINANCIAL STATEMENTS

From Inception on April 22, 2008 through July 31, 2012

_______________________________________

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Mobile Gaming International Corp.

We have audited the accompanying balance sheets of Mobile Gaming International Corp. (“the Company”) as of July 31, 2012 and 2011, and the related statements of operations, stockholders’ equity and cash flows for the years then ended and for the cumulative period from  April 22, 2008 (date of inception) through July 31, 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Mobile Gaming International Corp. as of July 31, 2012 and 2011, and the results of its operations and its cash flows for the years then ended and for the cumulative period from April 22, 2008 (date of inception) through July 31, 2012, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company is in the development stage, has not earned significant revenue, has suffered net losses and has had negative cash flows from operating activities during the year ended June 30, 2012 and for the cumulative period from April 22, 2008 (date of inception) through July 31, 2012. These matters raise substantial doubt about the Company's ability to continue as a going concern.  Management's plans in regard to these matters are also described in Note 6. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

/s/ Sadler, Gibb & Associates, LLC

Farmington, UT

August 31, 2012

MOBILE GAMING INTERNATIONAL CORP. (A Development Stage Company) Balance Sheets

	July 31, 2012	July 31, 2011
ASSETS
Current Assets
Cash and cash equivalents	$19,307	$-
Prepaid expenses	709	-
Total Current Assets	20,016	-

TOTAL ASSETS	$20,016	$-

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

LIABILITIES
Current Liabilities
Due to related party	$3,235	$2,496
Total Current Liabilities	3,235	2,496

TOTAL LIABILITIES	3,235	2,496

STOCKHOLDERS’ EQUITY (DEFICIT)
Common Stock, par value $0.001, 75,000,000 shares authorized, 2,002,000 and 2,000 shares issued and outstanding, respectively	2,002	2
Additional paid-in capital	18,018	18
Deficit accumulated during the development stage	(3,239)	(2,516)
Total Stockholders’ Equity (Deficit)	16,781	(2,496)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$20,016	$-

The accompanying notes are an integral part of these financial statements.

MOBILE GAMING INTERNATIONAL CORP. (A Development Stage Company) Statements of Operations
	Year Ended July 31, 2012	Year Ended July 31, 2011	Cumulative From Inception on April 22, 2008 to July 31, 2012

REVENUES:	$-	$-	$-

OPERATING EXPENSES:
General and administrative	84	-	84
Professional fees	639	500	3,155
Total Operating Expenses	723	500	3,239

OTHER INCOME AND EXPENSE	-	-	-

NET LOSS	$(723)	$(500)	$(3,239)

Basic and Diluted Loss per Common Share	$(0.00)	$(0.25)

Basic and Diluted Weighted Average Number of Common Shares Outstanding	324,404	2,000

The accompanying notes are an integral part of these financial statements.

MOBILE GAMING INTERNATIONAL CORP. (A Development Stage Company) Statement of Changes in Stockholders’ Equity (Deficit) From Inception on April 22, 2008 through July 31, 2012

Common Shares

			Additional Paid-In	Deficit Accumulated During the Development	Total Stockholders’ Equity
	Shares	Amount	Capital	Stage	(Deficit)

Balance - April 22, 2008 (Inception)	-	$-	$-	$-	$-

Common shares issued for cash at $0.01 per share	2,000	2	18	-	20

Loss for the period	-	-	-	(987)	(987)

Balance – July 31, 2008	2,000	2	18	(987)	(967)

Loss for the year	-	-	-	(555)	(555)

Balance – July 31, 2009	2,000	2	18	(1,542)	(1,522)

Loss for the year	-	-	-	(474)	(474)

Balance – July 31, 2010	2,000	2	18	(2,016)	(1,996)

Loss for the year	-	-	-	(500)	(500)

Balance – July 31, 2011	2,000	2	18	(2,516)	(2,496)

Common shares issued for cash at $0.01 per share	2,000,000	2,000	18,000	-	20,000

Loss for the year	-	-	-	(723)	(682)

Balance - July 31, 2012	2,002,000	$2,002	$18,018	$(3,239)	$16,781

The accompanying notes are an integral part of these financial statements.

MOBILE GAMING INTERANTIONAL CORP. (A Development Stage Company) Statements of Cash Flows

	Year Ended July 31, 2012	Year Ended July 31, 2011	Cumulative From Inception on April 22, 2008 to July 31, 2012

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(723)	$(500)	$(3,239)
Adjustment to reconcile net loss to net cash used in operating activities:
Prepaid expenses	(709)	-	(709)
Net cash used in operating activities	(1,432)	(500)	(3,948)

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash provided by (used in) investing activities	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from related party	739	500	3,235
Issuance of common stock for cash	20,000	-	20,020
Net cash provided by financing activities	20,739	500	23,255

Net increase in cash and cash equivalents	19,307	-	19,307

Cash and cash equivalents - beginning of period	-	-	-

Cash and cash equivalents - end of period	$19,307	$-	$19,307

Supplemental Cash Flow Disclosure:
Cash paid for interest	$-	$-	$-
Cash paid for income taxes	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

MOBILE GAMING INTERNATIONAL CORP.

(A Development Stage Company)

Notes to Audited Financial Statements

July 31, 2012 and 2011

NOTE 1 -  ORGANIZATION AND DESCRIPTION OF BUSINESS

Mobile Gaming International Corp. (the “Company”) was incorporated on April 22, 2008 in the State of Nevada, U.S.A.  The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America and the Company’s fiscal year end is July 31.

The Company is a developmental stage company and plans to operate as a smartphone software application developer and marketer.  As of July 31, 2012, the Company’s activities have been limited to its formation and the raising of equity capital.

NOTE 2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company is considered to be in the development stage as defined in Accounting Standards Codification (ASC) 915 “Development Stage Entities.”  The Company is devoting substantially all of its efforts to development of business plans.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates. The Company’s periodic filings with the Securities and Exchange Commission include, where applicable, disclosures of estimates, assumptions, uncertainties and markets that could affect the financial statements and future operations of the Company.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.  The Company had $19,307 and $0 in cash and cash equivalents at July 31, 2012 and 2011, respectively.

Fair value of financial instruments

The carrying amounts reported in the balance sheet for accounts payable approximate fair value because of their immediate or short term maturity.

Start-Up Costs

In accordance with ASC 720, “Start-up Activities”, the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Net Loss Per Share of Common Stock

The Company has adopted ASC 260, “Earnings per Share,” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.  In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.

The following table sets forth the computation of basic and diluted earnings per share, for the periods specified:

	Year Ended July 31, 2012	Year Ended July 31, 2011
Net loss	$(723)	(500)

Weighted average common shares
outstanding (Basic)	324,404	2,000
Weighted average common shares
outstanding (Diluted)	324,404	2,000

Net loss per share (Basic and Diluted)	$(0.00)	(0.25)

Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. The Company has no potentially dilutive shares, such as options or warrants, currently issued and outstanding.

Concentrations of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and related party payables it will likely incur in the near future.  The Company places its cash and cash equivalents with financial institutions of high credit worthiness.  At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits.  The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Revenue Recognition

The Company recognizes revenue from the sale of services in accordance with ASC 605, “Revenue Recognition.”  Revenue will consist of smartphone application monthly subscription fees and advertising and will be recognized only when all of the following criteria have been met:

i)         Persuasive evidence for an agreement exists;

ii)        Service has been provided;

iii)       The fee is fixed or determinable; and

iv)       Revenue is reasonably assured.

Recent Accounting Pronouncements

Except for rules and interpretive releases of the SEC under authority of federal securities laws and a limited number of grandfathered standards, the FASB Accounting Standards Codification™ (“ASC”) is the sole source of authoritative GAAP literature recognized by the FASB and applicable to the Company.  Management has reviewed the aforementioned rules and releases and believes any effect will not have a material impact on the Company's present or future consolidated financial statements.

NOTE 3 -   CAPITAL STOCK

Authorized Stock

The Company has authorized 75,000,000 common shares, with a par value of $0.001 per share.  Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

Share Issuance

Since inception (April 22, 2008) to July 31, 2012, the Company has issued 2,002,000 common shares at $0.01 per share for $20,020 in cash, being $2,002 for par value shares and $18,018 for capital in excess of par value.  There were 2,002,000 and 2,000 common shares issued and outstanding at July 31, 2012 and 2011, respectively.  Of these shares, 2,002,000 were issued to officers and a director of the Company.

The Company has no stock option plan, warrants or other dilutive securities.

NOTE 4 -  INCOME TAXES

The Company provides for income taxes under ASC 740, Accounting for Income Taxes. ASC 740 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse. ASC 740 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 34% to the net loss before provision for income taxes for the following reasons:

		July 31, 2012		July 31, 2011
Income tax expense at statutory rate		$(246)		$(170)
Change in valuation allowance		246)		170)
Income tax expense per books	$	-)	$	-)

Net deferred tax assets consist of the following components as of:

		July 31, 2012		July 31, 2011
NOL Carryover		$1,101		$855
Valuation allowance		(1,101)		(855)
Net deferred tax asset	$	-)	$	-)

Due to the change in ownership provisions of the Income Tax laws of United States of America, net operating loss carry forwards of approximately $1,101 for federal income tax reporting purposes are subject to annual limitations. When a change in ownership occurs, net operating loss carry forwards may be limited as to use in future years.

NOTE 5 – DUE TO RELATED PARTY

As at July 31, 2012 and 2011, the Company was obligated to an officer, who is also a stockholder, for expenses paid for on behalf of and amounts advanced to the Company in exchange for a non-interest bearing demand loan with a balance of $3,235 and $2,496, respectively.

NOTE 6 -  GOING CONCERN AND LIQUIDITY CONSIDERATIONS

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  As at July 31, 2012, the Company has a net loss from operations of $723 an accumulated deficit of $3,239 and has earned no revenues since inception.  The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending July 31, 2013.

The ability of the Company to emerge from the development stage is dependent upon, among other things, obtaining additional financing to continue operations, and development of its business plan.  In response to these problems, management intends to raise additional funds through public or private placement offerings.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 7 -  SUBSEQUENT EVENTS

In accordance with ASC 855-10, Company management reviewed all material events through the date of this report and determined that there are no material subsequent events to report.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Expenses incurred or (expected) relating to this Prospectus and distribution is as follows:

Legal and SEC filing fees	$7,500
Accounting	3,500
Transfer Agent fees	1,200
Printing of Prospectus	300
Miscellaneous	500

TOTAL	$13,000

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to the Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest.  In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

In regards to indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception.  No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On April 25, 2008 the Company issued 2,000 shares of common stock to Ms. Hill for cash at $0.01 per share for a total of $20.  The Company issued 1,000,000 shares to Mr. Ciganek on May 15, 2012 and 1,000,000 to Ms. Hill on June 22, 2012, for cash at $0.01 per share for a total of $20,000.

These securities were issued in reliance upon the exemption contained in Section 4(2) of Securities Act of 1933.  These securities were issued to the founders of the Company and bear a restrictive legend.  No written agreement was entered into regarding the sale of stock to the Company’s founders.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are included with this registration statement filing:

Exhibit No.	Description
3.1	Articles of Incorporation
3.2	Bylaws
5	Opinion re: Legality
23.1	Consent of Independent Auditors
23.2	Consent of Counsel (See Exhibit 5)
99.1	Subscription Agreement

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a) (3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.          Any preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (Sec. 230-424);

ii.                  Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the registrant;

iii.        The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.        Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

v.         This prospectus shall be deemed to be part of and included in this Registration Statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Marbella, Country of Spain, on September 21, 2012.

 MOBILE GAMING INTERNATIONAL CORP., Registrant

/s/ Iris Hill

Iris Hill

President (Principal Executive

Officer), Chief Financial Officer

(Principal Accounting Officer),

Treasurer, and Member of the Board of Directors

            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated:

/s/ Iris Hill	Date: September 21, 2012
Iris Hill
President (principal executive officer), Chief Financial Officer (principal accounting officer), Treasurer and Member of the Board of Directors

/s/ Francis Ciganek	Date: September 21, 2012
Francis Ciganek
Secretary